--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            GRANITE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     84-1349929
           (State of incorporation                           (I.R.S. Employer
               or organization)                            Identification No.)

            6424 WEST 91ST AVENUE
            WESTMINSTER, COLORADO                                 80030
   (Address of principal executive offices)                     (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on
     to be so registered:                 which each class is to be registered:
             NONE                                          NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            GRANITE FINANCIAL, INC.

                                    FORM 8-A

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is made to the description of the Common Stock prepared in compliance with Item 202 of Regulation S-B, set forth beneath the caption "Description of Securities" in the prospectus filed by Granite Financial, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") as part of the Company's Registration Statement on Form SB-2 (Reg. No. 333-5264-D), as amended (the "Registration Statement").

ITEM 2. EXHIBITS.

     Pursuant to "Instructions As To Exhibits" accompanying Form 8-A, Exhibits 1, 4 and 5 are incorporated herein by reference from the Registration Statement. Exhibits 2, 3 and 6 are not required to be filed with, or incorporated by reference in, this Form 8-A filed with the Commission; however, to the extent such exhibits exist, they have been filed as exhibits to the Registration Statement.

   EXHIBIT NUMBER    DESCRIPTION
   --------------    -----------
         1.          Specimen of Common Share Certificate
         2.          Not applicable.
         3.          Not applicable.
         4.          Copy of Certificate of Incorporation and copy of By-Laws.
         5.          Specimen of certificate for the Common Share is included in the 1933 Act
                     Registration Statement
         6.          Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GRANITE FINANCIAL, INC.

Date: October 18, 1996                      By:   /s/  WILLIAM W. WEHNER
                                               --------------------------------
                                                  William W. Wehner, President

                                        2